Exhibit 99.1

Hugoton Royalty Trust

News Release

HUGOTON ROYALTY TRUST ANNOUNCES

UNITHOLDER APPROVAL OF SUCCESSOR TRUSTEE

Dallas, Texas, May 23, 2014 – U.S. Trust, Bank of America Private Wealth Management, a division of Bank of America, N.A., as Trustee of the Hugoton Royalty Trust (NYSE: HGT), announced that at the special meeting of the Trust’s unitholders held today, the unitholders of the Trust voted to approve the proposal to appoint Southwest Bank as successor trustee to serve as trustee of the Trust once the resignation of the current Trustee of the Trust takes effect. The effective date of U.S. Trust’s resignation as trustee of the Trust will depend on the satisfaction or waiver of the conditions set forth in the Trustee’s notice of resignation.

Forward-looking Statements

Any statements in this press release about plans for the Trust, the expected timing of the completion of the proposed resignation of the Trustee or appointment of a successor trustee, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to the inability of the Trustee to resign or Southwest Bank to assume duties as successor trustee due to the failure to satisfy conditions set forth in the Trustee’s notice of resignation.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

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Contact:	Nancy G. Willis

Vice President

U.S. Trust, Bank of America Private Wealth

Toll Free – 1.877.228.5083